EXHIBIT 10.14(b)

RESTRICTED STOCK

GRANT NOTICE

1.             Grant of Restricted Stock.  Welltower Inc., a Delaware corporation (the “Corporation”), hereby grants (the “Grant”) to _____________ (the “Participant”) a total of ____ shares of the Corporation’s common stock, $1.00 par value per share (the “Restricted Shares”), as of _____________.

                2.             Vesting; When Restrictions Lapse.  The Restricted Shares shall vest as follows: (a) ____ shares shall vest immediately and (b) ____ shares shall vest in _______ annual installments, on _____________  and the next ______ anniversaries of such date, or at such earlier time as the restrictions may lapse pursuant to Section 6 of the Terms and Conditions (as defined below).  With respect to shares described in (b) above, in the absence of any accelerated vesting and lapse of the restrictions under Section 6 of the Terms and Conditions, the restrictions set forth in Section 2 of the Terms and Conditions shall lapse with respect to the following numbers of shares on the following dates:

                                                                                                                NUMBER OF SHARES

                                DATE                                                                      THAT BECOME VESTED

                                [_____________                                                 ____ shares]

                                [_____________                                                 ____ shares]

                                [_____________                                                 ____ shares]

                3.             Incorporation by Reference.  The Corporation and the Participant acknowledge and agree that this Grant Notice shall incorporate by reference all terms and conditions set forth in the Executive Officer Restricted Stock Terms and Conditions (the “Terms and Conditions”).

4.                   Effectiveness.  The Grant is subject to the Participant’s acceptance of the terms and conditions of this Grant Notice by signature below or by e-signature, email or other form of electronic confirmation.

EXECUTIVE OFFICER RESTRICTED STOCK

TERMS AND CONDITIONS

                These Executive Officer Restricted Stock Terms and Conditions (the “Terms and Conditions”), effective as of _____________, shall apply to each grant of Restricted Shares (as defined in the Grant Notice) by Welltower Inc., a Delaware corporation (the “Corporation”), to the Participant (as defined in the Grant Notice).

RECITALS:

                A.            The Participant is an employee and executive officer of the Corporation.

                B.            The Corporation adopted the 2016 Long-Term Incentive Plan (the “Plan”) in order to provide non-employee directors and select officers and key employees with incentives to achieve long-term corporate objectives.

                C.            The Compensation Committee of the Corporation’s Board of Directors has decided that the Participant should be granted restricted shares of the Corporation’s common stock, $1.00 par value per share (“Common Stock”), on the terms and conditions set forth in the Grant Notice and these Terms and Conditions in accordance with the terms of the Plan.

                D.            The grant of the Restricted Shares has been made by the Corporation in consideration of the past and future services provided by the Participant to the Corporation and the various covenants and agreements contained in the Grant Notice and these Terms and Conditions.

                1.             Grant of Restricted Stock.   The Corporation has granted to the Participant the Restricted Shares, subject to the transfer restrictions, vesting schedule and other conditions set forth in the Grant Notice and these Terms and Conditions.  The Participant shall not be required to provide the Corporation with any payment (other than his or her past and future services to the Corporation) in exchange for such Restricted Shares.

                                As provided in Section 4 below, the Corporation shall cause the Restricted Shares to be issued in book entry form and registered in the name of the Participant promptly upon acceptance of the Grant Notice.  If required by the Corporation, on or before the date of acceptance of the Grant Notice, the Participant shall deliver to the Corporation one or more stock powers endorsed in blank relating to the Restricted Shares.

                2.             Restrictions.

                                (a)           The Participant shall have all rights and privileges of a stockholder of the Corporation with respect to the Restricted Shares, including voting rights and the right to receive dividends paid with respect to the Restricted Shares, except that the following restrictions shall apply until such time or times as these restrictions lapse under the Grant Notice or any provision of these Terms and Conditions:

                                (i)            the Participant shall not be entitled to delivery of any certificates for any of the Restricted Shares until the restrictions imposed by the Grant Notice and these Terms and Conditions have lapsed with respect to those Restricted Shares;

                                (ii)           the Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Participant before these restrictions have lapsed, except with the consent of the Corporation;

                                (iii)          the Restricted Shares shall be subject to forfeiture upon termination of the Participant’s employment with the Corporation to the extent set forth in Section 6 below; and

                                (iv)          the Restricted Shares shall be subject to forfeiture (as determined by the Compensation Committee) in accordance with the terms of the Company’s clawback or recoupment policy (as in effect from time to time).

If any portion of the Restricted Shares becomes vested under Section 2 of the Grant Notice (or Section 6 below), such newly vested shares shall no longer be subject to the preceding restrictions.

                                (b)           Any attempt to dispose of Restricted Shares in a manner contrary to the restrictions set forth in the Grant Notice and these Terms and Conditions shall be ineffective.

                3.             Vesting; When Restrictions Lapse.  Section 2 of the Grant Notice contains the schedule for vesting and lapse of restrictions with respect to the Restricted Shares.

                4.             Issuance of Shares.  The book entry for the Restricted Shares shall bear the following legend:

                “The transferability of the shares of stock represented hereby is subject to the terms and conditions (including possible forfeiture) of a Grant Notice by Welltower Inc. to the registered owner.  A copy of such Grant Notice is on file in the offices of the Corporate Secretary, Welltower Inc., 4500 Dorr Street, Toledo, Ohio 43615.”

Once the restrictions imposed by the Grant Notice and these Terms and Conditions have lapsed with respect to any portion of the Restricted Shares, the book entry for such portion of the Restricted Shares shall be modified to remove the foregoing legend, but not before the Participant has made arrangements satisfactory to the Corporation for tax withholding (as required by Section 5 below), and the portion of the newly vested shares (if any) that the Participant applies to satisfy his or her tax withholding obligations pursuant to Section 5(b) below shall be transferred to the treasury of the Corporation.

                5.             Tax Withholding.  Whenever the restrictions applicable to all or a portion of the Restricted Shares lapse under the terms of the Grant Notice or these Terms and Conditions, the Corporation shall notify the Participant of the amount of tax that must be withheld by the Corporation under all applicable federal, state and local tax laws.  The Participant agrees to make arrangements with the Corporation to (a) remit the required amount to the Corporation in cash, (b) deliver to the Corporation shares of Common Stock currently held by the Participant (including newly vested shares) with a value equal to the required amount, (c) authorize the deduction of the required amount from the Participant’s compensation, or (d) otherwise provide for payment of the required amount in a manner satisfactory to the Corporation.

                6.             Termination of Employment; Change in Corporate Control.

                                (a)           If the Participant’s employment with the Corporation is involuntarily terminated for “Cause” (as defined in the Participant’s Employment Agreement) during the term of the Grant Notice, or if the Participant voluntarily terminates his or her employment with the Corporation (other than after a Change in Corporate Control (as described in subsection (e) below) occurring after the date of the Grant Notice or as provided in subsections (c) or (d) below), including any termination after the term of the Participant’s Employment Agreement expires by reason of the Participant’s election not to extend the term of the Employment Agreement, any Restricted Shares that remain subject to the restrictions imposed by the Grant Notice and these Terms and Conditions shall be forfeited.

                                (b)           If the Participant’s employment is terminated involuntarily without Cause, including an involuntary termination without Cause as a result of the Corporation’s election not to extend the term of the Participant’s Employment Agreement, or in the event of a Change in Corporate Control, vesting shall be accelerated, the restrictions imposed by the Grant Notice and these Terms and Conditions on the remaining Restricted Shares shall lapse immediately, and no Restricted Shares shall be forfeited.

                                (c)           If the termination of the Participant’s employment occurs as a result of the Participant’s death, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by the Grant Notice and these Terms and Conditions shall lapse immediately.

(d)           If the termination of the Participant’s employment occurs after a finding of the Participant’s permanent and total disability, or as a result of Retirement, vesting shall be accelerated and all of the restrictions imposed on the Restricted Shares by the Grant Notice and these Terms and Conditions shall lapse immediately.  For purposes of these Terms and Conditions, “Retirement” means a termination of employment by the Participant if, on the date of termination, the Participant is at least 55 years old, the Participant has completed at least ten consecutive years of service to the Corporation and the sum of the Participant’s age and years of service to the Corporation is equal to 70 or more, provided that the Participant (i) delivers to the Corporation, at least six months prior to the date of his or her retirement, written notice specifying such retirement date and the Participant remains in the continuous service of the Corporation from the date such notice was provided until his or her retirement date, and (ii) enters into a retirement agreement with the Corporation that includes (x) a customary release of claims against the Corporation and its affiliates and (y) non-competition, non-solicitation, non-disparagement and non-disclosure covenants in favor of the Corporation.

                                (e)           For purposes of this Section 6, a “Change in Corporate Control” shall have the meaning set forth in the Participant’s Employment Agreement.  To the extent that there is a conflict between the definition set forth in the Participant’s Employment Agreement and the definition set forth in the Plan, the definition of “Change in Corporate Control” set forth in the Participant’s Employment Agreement shall control.

                7.             Securities Laws.  The Corporation may from time to time impose such conditions on the transfer of the Restricted Shares as it deems necessary or advisable to ensure that any transfers of the Restricted Shares will satisfy the applicable requirements of federal and state securities laws.  Such conditions may include, without limitation, the partial or complete suspension of the right to transfer the Restricted Shares until the Restricted Shares have been registered under the Securities Act of 1933, as amended.

                8.             Grant Not to Affect Employment.  None of the Grant Notice, these Terms and Conditions or the Restricted Shares shall confer upon the Participant any right to continued employment with the Corporation.  Neither the Grant Notice nor these Terms and Conditions shall in any way modify or restrict any rights the Corporation may have to terminate such employment under the terms of the Participant’s Employment Agreement with the Corporation.

                9.             Governing Law.  The validity, performance, construction and effect of the Grant Notice and these Terms and Conditions shall be governed by the laws of the State of Ohio, without giving effect to principles of conflicts of law; provided, however, that matters of corporate law, including the issuance of shares of Common Stock, shall be governed by the Delaware General Corporation Law.